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                                                                  EXHIBIT 10.29


                         AGREEMENT AND GENERAL RELEASE


     This Agreement and General Release is made and entered into on this ____ day of ____________, 2000, by and between Harris Financial, M.H.C., Harris Financial, Inc., Harris Savings Bank, and New Harris Financial, Inc., its successors, assigns, subsidiaries, and affiliates (collectively "Harris") and John W. Atkinson ("Executive").

     WHEREAS, Executive is currently employed by Harris as Executive Vice President, Chief Operating Officer of Harris Savings Bank; and

     WHEREAS, Executive has indicated his desire to step down as Chief Operating Officer of Harris; and

     WHEREAS, Harris would like to retain the services of Executive for a limited period of time following his resignation as Chief Operating Officer; and

     WHEREAS, Executive has agreed to provide consulting services to Harris for a limited period following his termination of full time employment with Harris; and

     WHEREAS, in recognition of the valuable services and contributions provided by Executive to Harris, Harris is willing to provide certain supplemental retirement benefits to Executive commencing at the end of his consulting period.

     NOW THEREFORE, in consideration of the foregoing, the promises and covenants contained herein and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Service Period.  Executive and Harris hereby agree that Executive will
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terminate his employment as an employee and as Chief Operating Officer of Harris effective on the earlier of (a) March 31, 2001; (b) the effective date of the merger of York Financial, Inc. into New Harris Financial, Inc. or (c) within sixty (60) days of the employment of Executive's successor as Chief Operating Officer of Harris (the earlier of (a), (b) or (c) referred to as the
"Consultancy Commencement Date".   Provided that Executive has not revoked this
Agreement, once executed by him, within the revocation period set forth in Paragraph 12(f), Executive's last day of employment with Harris will be his
Consultancy Commencement Date.   Upon Executive's Consultancy Commencement Date,
Harris will retain the services of Executive as a consultant. Executive shall make himself reasonably available to the CEO or Chairman of the Board of Harris either by telephone or in person during his period of consultancy. Executive shall be retained by Harris as a consultant commencing on the Consultancy Commencement Date and ending on
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November 30, 2001. During Executive's period of consultancy, Harris shall pay
Executive a monthly consulting fee of Two Thousand Dollars ($ 2,000.00).

     2.  Supplemental Pension Benefits.  Commencing on December 1, 2001,
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Executive shall be paid a monthly supplemental pension benefit from Harris as described in this Paragraph 2. The monthly supplemental pension benefit shall be Two Thousand Dollars ($2,000.00) which shall be paid commencing December 1, 2001 and continuing on the first day of each month thereafter for a period which is 120 months, set period measured from the Executive's Consultancy Commencement Date.

     3.  Health Insurance Coverage.  Executive and his spouse shall continue to
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participate under the group health insurance plan of Harris up through the end of Executive's Consultancy period. At the end of his consultancy period, in the event that Executive elects health care continuation coverage ("COBRA") under the Harris group health plan, Harris agrees to pay a percentage of Executive's COBRA premium cost for Executive and his spouse in an amount equal to the then current employer paid percentage paid by Harris under its group health plan for active employees.

     4.  Bonus.  Executive will be eligible to receive a bonus for calendar year
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2000 based on the level of achievement of his calendar year 2000 Major Business
Objectives ("MBO"). The parties hereby agree that Harris must meet minimum thresholds for ROE and EPS, as set forth in the Harris bonus plan for 2000, and Executive must meet minimum thresholds for his MBO before he may be eligible to receive any bonus for calendar year 2000. If Executive's Retirement Date occurs after December 31, 2000, Executive shall be eligible to participate in Harris' year 2001 bonus plan for similarly situated employees. Executive's participation in Harris' year 2001 bonus plan shall be determined only on
corporate goals under the plan.    Executive's bonus, if any, shall be based on
his base salary in effect as of his Retirement Date. Provided however, Executive's bonus, if any for year 2001 shall be calculated on a pro rated method based on the number of full months worked in year 2001.

     5.  Automobile.  As soon as administratively feasible after Executive's
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Retirement Date, Harris shall cause title to the automobile currently provided to Executive by Harris to be transferred to Executive.

     6.  Life Insurance.  Harris confirms to Executive that Executive has the
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option to convert existing life insurance coverages maintained by Harris for
Executive for a period of thirty-one (31) days following Executive's

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Retirement Date. To the extent Executive does not elect to convert said life insurance coverages to private policy coverages, all life insurance maintained by Harris covering Executive shall cease as of Executive's Retirement Date.

     7.  Retirement Plans.  Upon Executive's Retirement Date, Executive shall be
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eligible to receive distributions from any of the qualified retirement plans under which Executive currently participates. Harris may terminate the services of Executive as a consultant prior to the end of the Consultancy Period as set forth in Paragraph 1 at any time. In the event Harris terminates the Executive's consultancy services, Harris shall commence payment of the supplemental pension benefit as set forth in Paragraph 2.

     8.  Stock Options.  The parties hereby confirm that Executive's termination
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of employment constitutes a retirement and pursuant to Executive's outstanding stock option agreements, Executive shall become vested in any outstanding stock options to which he is not otherwise vested as of his Retirement Date.

     9.  Death of Executive.  If Executive should die after benefits have
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commenced under this Agreement but before receiving all such payments, Harris shall pay the remaining benefits to the Executive's surviving spouse up to the earlier of either date: (a) the date which is the end of the one hundred twenty
(120) month payment term described in Paragraph 2; or (b) the death of the surviving spouse.

     10. Tax Withholding.  Harris shall withhold any and all taxes which are
         ---------------
required to be withheld from any benefits paid under this Agreement to Executive.

     11. Non-Competition/Non-Solicitation Confidential Information.  In
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consideration of Harris entering into this Agreement and agreeing to make payments to Executive pursuant hereto, such payments to which Executive is otherwise not entitled to receive, Executive covenants and agrees that from the date of execution of this Agreement and up through the end of the payment term described in Paragraph 2, he shall not directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

          (a) become employed by, participate in, or become connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution which provides banking or other financial services within thirty (30) miles of any office now or in the future maintained by Harris; or

          (b) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time, or permanent basis,

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     any individual who was employed by Harris during the three (3) year period immediately prior to Executive's Retirement Date; or


          (c) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against Harris or transaction involving Harris; or

          (d) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of Harris, including, but not limited to, the names and addresses of customers of Harris, as they may have existed from time to time or of any of Harris' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed by or for Harris, information relating to audits, strategic planning, acquisition strategies, employment information, and all other similar information. The restrictions contained in this subparagraph (d) apply to all information regarding Harris, regardless of the source who provided or compiled such information.

     Executive understands and agrees that Harris will suffer irreparable harm in the event that Executive breaches any of Executive's obligations under this Paragraph 11, and that Executive's forfeiture of remaining payments under this Agreement will be inadequate to compensate Harris for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of this Paragraph 11, Harris, in addition to and not in limitation of any other rights, remedies or damages available to Harris at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Executive, or by any representatives and any and all persons directly or indirectly acting for, on behalf of or with Executive.

     12.  Release of Claims.  In consideration of the benefits to be provided by
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Harris to Executive, such benefits to which Executive is not otherwise entitled to receive, Executive hereby agrees as follows:

          (a) Executive knowingly and voluntarily releases and forever discharges Harris, of and from any and all claims, known and unknown, which Executive, his heirs, executors, administrators, successors, and assigns have or may have against Harris that accrued or arose at any time prior to the execution of this Retirement Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law; (S)(S) 1981-1988 of Title 42 of the U.S.C.; the Immigration Reform and Control Act; the National Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

          (b) Executive waives his right to file any action, charge, or complaint on his own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his behalf, with any federal, state, or local judicial body, court, or administrative agency against Harris, except where such waiver is prohibited by law. Should any

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     such action, charge, or complaint be filed, Executive agrees that he will not accept any relief or recovery therefrom. Executive shall reimburse Harris for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

          (c) Executive agrees not to disclose any information regarding the existence or substance of this Retirement Agreement and General Release, except to any attorney with whom Executive chooses to consult regarding this Agreement, tax advisors, immediate family members, or where such disclosure is required by law.

          (d) Executive agrees that neither this Retirement Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Harris of any liability or unlawful conduct of any kind.

          (e) In the event that Executive breaches or attempts to breach any provision of this Paragraph 11, Executive agrees that Harris will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Executive further agrees to reimburse Harris for all fees and costs, including attorneys' fees, incurred as a result thereof.

          (f) By signing this Agreement, Executive represents and agrees that:

               (1) this Agreement is entered into knowingly and voluntarily;

               (2) that he is receiving consideration from Harris in addition to anything of value to which he is already entitled;

               (3) that he has been given at least twenty-one (21) days to consider this Agreement and has chosen to execute it on the date set forth above;

               (4) that he knowingly and voluntarily intends to be legally bound by this Agreement;

               (5) that he has been advised to consult with an attorney; and

               (6) that he has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void.

     13.  Property.  Executive shall, no later than his Retirement Date, return
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to Harris all property and documents of Harris then in his possession.

     14.  Severability.  Executive and Harris acknowledge that any restrictions
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contained in this Agreement are reasonable and that consideration for this
Agreement has been exchanged. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in force and effect.

     15.  Construction.  This Agreement shall be construed in accordance with
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the laws of the Commonwealth of Pennsylvania

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     16.  Captions.  The captions used herein are for convenience and reference
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only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions that they introduce.

     17.  Entire Agreement.  This Agreement contains the entire understanding
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between the parties hereto and supersedes and renders null and void and of no force and effect any prior written or oral agreements between them including a Change in Control Agreement effective August 10, 1998, by and between Executive and Harris. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     18.  Binding Effect.  It is the intention of the parties hereto to be
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legally bound by the terms hereof and it is further intended that this Agreement be binding upon the respective heirs, successors, assigns, executors and administrators of the parties.

     19.  Amendment.  No amendment to this Agreement shall be binding unless in
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writing and signed by the parties hereto.


ATTEST:                                  HARRIS FINANCIAL, M.H.C.

____________________________             By:_____________________________
(Asst.) Secretary


(SEAL)


ATTEST:                                  HARRIS FINANCIAL, INC.

____________________________             By:_____________________________
(Asst.) Secretary

(SEAL)


ATTEST:                                  HARRIS SAVINGS BANK

____________________________             By:_____________________________
(Asst.) Secretary

(SEAL)

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ATTEST:                                  NEW HARRIS FINANCIAL, INC.

____________________________             By:_____________________________
(Asst.) Secretary

(SEAL)


WITNESS:                                 EXECUTIVE


____________________________             _________________________________
                                         John W. Atkinson

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